Exhibit 99.1

BRIGGS & STRATTON CORPORATION ANNOUNCES ELECTION OF A

CHIEF OPERATING OFFICER AND FOUR GROUP PRESIDENTS

MILWAUKEE, August 10, 2005/PR Newswire/ — Briggs & Stratton Corporation (NYSE:BGG)

At its regular meeting today, the Board of Directors of Briggs & Stratton Corporation elected Todd J. Teske, 40 years old, Executive Vice President and Chief Operating Officer effective September 1, 2005.  Mr. Teske has served as Senior Vice President and President – Briggs & Stratton Power Products Group, LLC since September 2003.

Briggs & Stratton also announced the election of four group presidents:  Paul M. Neylon, Senior Vice President and President – Engine Power Products Group; Michael D. Schoen, Senior Vice President and President – International Power Products Group; Joseph C. Wright, Vice President and President – Yard Power Products Group (mowers, tillers and related lawn and garden products); and Vincent R. Shiely, Jr., Vice President and President – Home Power Products Group (generators, pressure washers, outboard motors and related home products).

James E. Brenn
Senior Vice President and
Chief Financial Officer

/CONTACT:  James E. Brenn, Senior Vice President and Chief Financial Officer, Briggs & Stratton Corporation, 414-259-5333/(BGG)